Exhibit 99.5

TRANSPORTATION AND LOGISTICS SYSTEMS, INC. AND SUBSIDIARIES

PRO FORMA CONSOLIDATED BALANCE SHEETS

June 30, 2026

(Unaudited)

	Transportation and Logistics Systems. Inc. and Subsidiaries	Patriot Glass Solutions, LLC
	December 31, 2025	December 31, 2025	Reverse Split Debit (Credit)	Acquisition of Patriot Glass, LLC Debit (Credit)	Conversion of Patriot Glass Debt Debit (Credit)	Pro Forma December 31, 2025

ASSETS
CURRENT ASSETS:
Cash	$29,082	$309,762	$-	$-	$-	$338,844
Accounts receivable, net	-	127,814	-	-	-	127,814
Inventory	-	26,438	-	-	-	26,438
Prepaid expenses and other current assets	1,500	95,338	-	-	-	96,838

Total Current Assets	30,582	559,352	-	-	-	589,934

OTHER ASSETS:
Property and equipment, net	-	132,898	-	-	-	132,898
Intangible assets	-	-	-	570,878	-	570,878
Right-of-use asset, net	-	5,545	-	-	-	5,545

Total Other Assets	-	138,443	-	570,878	-	709,321

TOTAL ASSETS	$30,582	$697,795	$-	$570,878	$-	$1,299,255

LIABILITIES AND SHAREHOLDERS’ DEFICIT
CURRENT LIABILITIES:
Notes payable, net of discount - current portion	$175,000	$21,486	$-	$-	$-	$196,486
Notes payable - related parties	-	291,000	-	-	(291,000)	-
Accounts payable	344,847	70,875	-	-	-	415,722
Accrued expenses	1,226,130	274,899	-	-	-	1,501,029
Accrued expenses - related parties	-	66,411	-	-	-	66,411
Deferred compensation and related benefits	289,998	-	-	-	-	289,998
Lease liability, current portion - related party	-	5,545	-	-	-	5,545
Liabilities of discontinued operations	7,128,698	-	-	-	-	7,128,698

Total Current Liabilities	9,164,673	730,216	-	-	(291,000)	9,603,889

LONG-TERM LIABILITIES:
Notes payable, net of current portion	-	63,457	-	-	-	63,457

Total Long-term Liabilities	-	63,457	-	-	-	63,457

Total Liabilities	9,164,673	793,673	-	-	(291,000)	9,667,346

Series J convertible preferred stock, par value $0.001 per share; 1,000,000 shares designated; 110,424 and 160,834 (pro forma) shares issued and outstanding at June 30, 2026, respectively ($12,146,640 and $17,691,740 (pro forma) redemption value as of June 30, 2026)	12,146,640	-	-	5,225,000	320,100	17,691,740

Commitments and Contingencies (See Note 6)

SHAREHOLDERS’ DEFICIT:
Preferred stock, par value $0.001; authorized 10,000,000 shares:
Series B convertible preferred stock, par value $0.001 per share; 1,700,000 shares designated; No shares issued and outstanding at June 30, 2026 (No per share liquidation value)	-	-	-	-	-	-
Series D convertible preferred stock, par value $0.001 per share; 1,250,000 shares designated; No shares issued and outstanding at June 30, 2026 ($6.00 per share liquidation value)	-	-	-	-	-	-
Series E convertible preferred stock, par value $0.001 per share; 562,250 shares designated; No shares issued and outstanding at June 30, 2026 ($13.34 per share liquidation value)	-	-	-	-	-	-
Series G convertible preferred stock, par value $0.001 per share; 1,000,000 shares designated; No shares issued and outstanding at June 30, 2026 ($10.00 per share liquidation value)	-	-	-	-	-	-
Series H convertible preferred stock, par value $0.001 per share; 35,000 shares designated; 32,374 shares issued and outstanding at June 30. 2026 (No per share liquidation value)	32	-	-	-	-	32
Common stock, par value $0.001 per share; 50,000,000,000 shares authorized; 5,889,437,474 and 1,178,887 (pro forma) shares issued and outstanding at June 30, 2026, respectively	5,889,437	-	(5,888,259)	-	-	1,178
Additional paid-in capital	121,194,905	619,228	5,888,259	(5,369,228)	(29,100)	122,304,064
Accumulated deficit	(148,365,105)	(715,106)	-	715,106	-	(148,365,105)

Total Shareholders’ Deficit	(21,280,731)	(95,878)	-	(4,654,122)	(29,100)	(26,059,831)

Total Liabilities and Shareholders’ Deficit	$30,582	$697,795	$-	$570,878	$-	$1,299,255

See accompanying notes to pro forma consolidated financial statements.

F-1

TRANSPORTATION AND LOGISTICS SYSTEMS INC. AND SUBSIDIARIES

PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaaudited)

	Transportation and Logistics Systems. Inc. and Subsidiaries	Patriot Glass Solutions, LLC		Pro Forma
	For the Year Ended December 31, 2025	For the Year Ended December 31, 2025	Acquisition of Patriot Glass, LLC Debit (Credit)	For the Year Ended December 31, 2025

REVENUES	$-	$2,607,600	$-	$2,607,600

OPERATING EXPENSES:
Cost of sale (excluding depreciation and amortization expense shown separately below)	-	1,183,993		1,183,993
Compensation and related benefits	673,026	448,984	-	1,122,010
Legal and professional fees	714,873	17,951	-	732,824
Depreciation and amortization expense	-	50,917		50,917
General and administrative expenses	19,977	457,561	-	477,538

Total Operating Expenses	1,407,876	2,159,406	-	3,567,282

LOSS FROM OPERATIONS	(1,407,876)	448,194	-	(959,682)

OTHER INCOME (EXPENSES):
Gain on debt extinguishment, net	1,988,931	72,355	-	2,061,286
Interest expense	(32,849)	(79,496)	-	(112,345)
Interest expense - related parties	(106,563)	(19,009)	-	(125,572)

Total Other Income (Expenses), net	1,849,519	(26,150)	-	1,823,369

INCOME (LOSS) BEFORE INCOME TAXES	441,643	422,044	-	863,687

Provision for income taxes	-	-	-	-

INCOME (LOSS) FROM CONTINUING OPERATIONS	441,643	422,044	-	863,687

DISCONTINUED OPERATIONS:
Loss from discontinued operations, net of tax	(407,810)	-	-	(407,810)

LOSS FROM DISCONTINUED OPERATIONS	(407,810)	-	-	(407,810)

NET INCOME (LOSS)	33,833	422,044	-	455,877

Deemed contribution on exchange of equity instruments	800,380	-	-	800,380
Accrued dividends	(730,906)	-	(504,100)	(1,235,006)

NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	$103,307	$422,044	$(504,100)	$21,251

NET INCOME (LOSS) PER COMMON SHARE - BASIC AND DILUTED
Net income (loss) per share from continuing operations -basic and diluted	$0.43			$0.36
Net loss per share from discontinued operations – basic and diluted	(0.35)			(0.35)
Net income (loss) per share - basic and diluted	$0.09			$0.02

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	1,177,887	-	-	1,177,887
Diluted	1,177,887	-	-	1,177,887

See accompanying notes to pro forma consolidated financial statements.

F-2

TRANSPORTATION AND LOGISTICS SYSTEMS INC. AND SUBSIDIARIES

PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Transportation and Logistics Systems. Inc. and Subsidiaries	Patriot Glass Solutions, LLC		Pro Foram
	For the Six Months Ended June 30, 2026	For the Six Months Ended June 30, 2026	Acquisition of Patriot Glass, LLC Debit (Credit)	For the Six Months Ended June 30, 2026

REVENUES	$-	$1,037,355	$-	$1,037,355

OPERATING EXPENSES:
Cost of sale (excluding depreciation and amortization expense shown separately below)	-	594,467		594,467
Compensation and related benefits	289,998	172,480	-	462,478
Legal and professional fees	169,003	136,116	-	305,119
Depreciation and amortization expense	-	28,512		28,512
General and administrative expenses	1,957	161,024	-	162,981

Total Operating Expenses	460,958	1,092,599	-	1,553,557

LOSS FROM OPERATIONS	(460,958)	(55,244)	-	(516,202)

OTHER INCOME (EXPENSES):
Gain on debt extinguishment, net	-	-	-	-
Interest expense	(5,418)	(12,350)	-	(17,768)
Interest expense - related parties	-	(11,557)	-	(11,557)

Total Other Income (Expenses), net	(5,418)	(23,907)	-	(29,325)

LOSS BEFORE INCOME TAXES	(466,376)	(79,151)	-	(545,527)

Provision for income taxes	-	-	-	-

LOSS FROM CONTINUING OPERATIONS	(466,376)	(79,151)	-	(545,527)

DISCONTINUED OPERATIONS:
Loss from discontinued operations, net of tax	(179,483)	-	-	(179,483)

LOSS FROM DISCONTINUED OPERATIONS	(179,483)	-	-	(179,483)

NET LOSS	(645,859)	(79,151)	-	(725,010)

Accrued dividends	(554,137)	-	(252,050)	(806,187)

NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(1,199,996)	$(79,151)	$(252,050)	$(1,531,197)

NET LOSS PER COMMON SHARE - BASIC AND DILUTED
Net loss per share from continuing operations -basic and diluted	$(0.87)			$(1.15)
Net loss per share from discontinued operations – basic and diluted	(0.15)			(0.15)
Net loss per share - basic and diluted	$(1.02)			$(1.30)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	1,177,887	-	-	1,177,887
Diluted	1,177,887	-	-	1,177,887

See accompanying notes to pro forma consolidated financial statements.

F-3